Exhibit 99.1

February 25, 2008
For 7:00 am EST Release

Contacts:                         Shareholders’/Analysts’ Inquiries:                                                                                       Media Inquiries:
   Robbin Moore-Randolph                                                                                                         Chris Ahearn
           704-758-3579                                                                                                                               704-758-2304

LOWE’S REPORTS FOURTH QUARTER AND FISCAL YEAR 2007 EARNINGS

MOORESVILLE, N.C.  – Lowe’s Companies, Inc. (NYSE: LOW), the world’s second largest home improvement retailer, today reported net earnings of $408 million for the quarter ended February 1, 2008, a 33.4 percent decline over the same period a year ago.  Diluted earnings per share declined 30.0 percent to $0.28 from $0.40 in the fourth quarter of 2006.  For the fiscal year ended February 1, 2008, net earnings declined 9.5 percent to $2.81 billion while diluted earnings per share declined 6.5 percent to $1.86.

Sales for the quarter declined 0.3 percent to just under $10.4 billion.  For the fiscal year ended February 1, 2008, sales increased 2.9 percent to $48.3 billion.  Comparable store sales declined 7.6 percent for the fourth quarter and 5.1 percent for fiscal 2007.

“Fourth quarter and fiscal year 2007 sales fell short of our plan as we faced an unprecedented decline in housing turnover, falling home prices in many areas and turbulent mortgage markets that impacted both sentiment related to home improvement purchases as well as consumers’ access to capital,” explained Robert A. Niblock, Lowe’s chairman and CEO.  “While our results fell short of our expectations, I want to thank our more than 215,000 employees whose customer focus allowed us to capture market share in both the quarter and the year.  Those market share gains combined with appropriate expense management in a very challenging environment for the home improvement industry allowed us to deliver respectable annual earnings per share.

“As we look to fiscal 2008, we know the next several quarters will be challenging on many fronts as industry sales are likely to remain soft,” Niblock continued.  “We remain focused on what we can control:  providing great customer service while managing expenses and offering customers the best shopping experience in home improvement.  As the year progresses, the recent Federal Reserve interest rate cuts and the approved fiscal stimulus package are expected to lend support to the broader economy and the consumer.  As a result, many of the headwinds facing the housing market and the home improvement industry should lessen, and consumers’ confidence in investing in and improving their homes should improve.”

During the quarter, Lowe’s opened 72 new stores including two relocations.  As of February 1, 2008, Lowe’s operated 1,534 stores in the United States and Canada representing 174.1 million square feet of retail selling space, a 10.9 percent increase over last year.

A conference call to discuss fourth quarter and fiscal 2007 operating results is scheduled for today (Monday, February 25) at 9:00 a.m. EST.  Please dial 888-817-4020 (international callers dial 706-679-8762) to participate.  A webcast of the call will take place simultaneously and can be accessed by visiting Lowe’s website at www.Lowes.com/investor and clicking on Lowe’s Fourth Quarter and Fiscal 2007 Earnings Conference Call Webcast.  A replay of the call will be archived on Lowes.com until May 18, 2008.

Lowe's Business Outlook

First Quarter 2008 (comparisons to first quarter 2007)
•	The company expects to open approximately 21 new stores reflecting square footage growth of approximately 11 percent
•	Total sales are expected to increase approximately 2 percent
•	The company expects comparable store sales to decline 5 to 7 percent
•	Earnings before interest and taxes (EBIT) margin is expected to decline approximately 170 basis points driven by payroll, fixed cost, incentive compensation and depreciation de-leverage
•	Store opening costs are expected to be approximately $17 million
•	Diluted earnings per share of $0.38 to $0.42 are expected
•	Lowe’s first quarter ends on May 2, 2008 with operating results to be publicly released on Monday, May 19, 2008

Fiscal Year 2008 (comparisons to fiscal year 2007)
•	The company expects to open approximately 120 stores in 2008 reflecting total square footage growth of approximately 8 percent
•	Total sales are expected to increase approximately 3 percent
•	The company expects comparable store sales to decline 5 to 6 percent
•	Earnings before interest and taxes (EBIT) margin is expected to decline approximately 180 basis points
•	Store opening costs are expected to be approximately $109 million
•	Diluted earnings per share of $1.50 to $1.58 are expected for the fiscal year ending January 30, 2009

Disclosure Regarding Forward-Looking Statements

This news release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”).  Statements of the company’s expectations for sales growth, comparable store sales, earnings and performance, capital expenditures, store openings, the housing market, the home improvement industry, demand for services, and any statement of an assumption underlying any of the foregoing, constitute “forward-looking statements” under the Act.  Although the company believes that the expectations, opinions, projections, and comments reflected in its forward-looking statements are reasonable, it can give no assurance that such statements will prove to be correct. A wide-variety of potential risks, uncertainties, and other factors could materially affect our ability to achieve the results expressed or implied by our forward-looking statements including, but not limited to, changes in general economic conditions, such as interest rate and currency fluctuations, higher fuel and other energy costs, slower growth in personal income, declining housing turnover, the availability of mortgage financing, inflation or deflation of commodity prices and other factors which can negatively affect our customers, as well as our ability to:  (i) respond to adverse trends in the housing industry and the level of repairs, remodeling, and additions to existing homes, as well as general reduction in commercial building activity; (ii) secure, develop, and otherwise implement new technologies and processes designed to enhance our efficiency and competitiveness; (iii) attract, train, and retain highly-qualified associates; (iv) locate, secure, and successfully develop new sites for store development particularly in major metropolitan markets; (v) respond to fluctuations in the prices and availability of services, supplies, and products; (vi) respond to the growth and impact of competition; (vii) address legal and regulatory developments; and (viii) respond to unanticipated weather conditions that could adversely affect sales.  For more information about these and other risks and uncertainties that we are exposed to, you should read the “Risk Factors” included in our Annual Report on Form 10-K to the United States Securities and Exchange Commission and the description of material changes, if any, in those “Risk Factors”  included in our Quarterly Reports on Form 10-Q.

The forward-looking statements contained in this news release speak only as of the date of this release and the company does not assume any obligation to update any such statements.

With fiscal year 2007sales of $48.3 billion, Lowe’s Companies, Inc. is a FORTUNE® 50 company that serves approximately 14 million customers a week at more than 1,525 home improvement stores in the United States and Canada.  Founded in 1946 and based in Mooresville, N.C., Lowe’s is the second-largest home improvement retailer in the world.  For more information, visit Lowes.com.

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Lowe's Companies, Inc.
Consolidated Statements of Current and Retained Earnings (Unaudited)
In Millions, Except Per Share Data

	Three Months Ended				Years Ended
	February 1, 2008		February 2, 2007		February 1, 2008		February 2, 2007
Current Earnings	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent

Net sales	$10,379	100.00	$10,406	100.00	$48,283	100.00	$46,927	100.00

Cost of sales	6,759	65.12	6,719	64.56	31,556	65.36	30,729	65.48

Gross margin	3,620	34.88	3,687	35.44	16,727	34.64	16,198	34.52

Expenses:

Selling, general and administrative	2,489	23.97	2,335	22.44	10,515	21.78	9,738	20.75

Store opening costs	61	0.59	49	0.47	141	0.29	146	0.31

Depreciation	370	3.57	308	2.97	1,366	2.83	1,162	2.48

Interest - net	47	0.45	43	0.42	194	0.40	154	0.33

Total expenses	2,967	28.58	2,735	26.30	12,216	25.30	11,200	23.87

Pre-tax earnings	653	6.30	952	9.14	4,511	9.34	4,998	10.65

Income tax provision	245	2.37	339	3.25	1,702	3.52	1,893	4.03

Net earnings	$408	3.93	$613	5.89	$2,809	5.82	$3,105	6.62

Weighted average shares outstanding - basic	1,456		1,519		1,481		1,535

Basic earnings per share	$0.28		$0.40		$1.90		$2.02

Weighted average shares outstanding - diluted	1,482		1,549		1,510		1,566

Diluted earnings per share	$0.28		$0.40		$1.86		$1.99

Cash dividends per share	$0.08		$0.05		$0.29		$0.18

Retained Earnings

Balance at beginning of period	$15,281		$14,323		$14,860		$12,191
Cumulative effect adjustment [1]	-		-		(8)		-
Net earnings	408		613		2,809		3,105
Cash dividends	(117)		(76)		(428)		(276)
Share repurchases	(227)		-		(1,888)		(160)
Balance at end of period	$15,345		$14,860		$15,345		$14,860

[1] The Company adopted FIN 48, Accounting for Uncertainty in Income Taxes, effective February 3, 2007.

Lowe's Companies, Inc.
Consolidated Balance Sheets
In Millions, Except Par Value Data

		(Unaudited)
		February 1, 2008	February 2, 2007
Assets

Current assets:
Cash and cash equivalents		$281	$364
Short-term investments		249	432
Merchandise inventory - net		7,611	7,144
Deferred income taxes - net		302	161
Other current assets		279	213

Total current assets		8,722	8,314

Property, less accumulated depreciation		21,376	18,971
Long-term investments		509	165
Other assets		313	317

Total assets		$30,920	$27,767

Liabilities and shareholders' equity

Current liabilities:
Short-term borrowings		$1,064	$23
Current maturities of long-term debt		40	88
Accounts payable		3,713	3,524
Accrued salaries and wages		424	425
Self-insurance liabilities		671	650
Deferred revenue		717	731
Other current liabilities		1,137	1,098

Total current liabilities		7,766	6,539

Long-term debt, excluding current maturities		5,576	4,325
Deferred income taxes - net		712	735
Other liabilities		768	443

Total liabilities		14,822	12,042

Shareholders' equity:
Preferred stock - $5 par value, none issued		-	-
Common stock - $.50 par value;
Shares issued and outstanding
February 1, 2008	1,458
February 2, 2007	1,525	729	762
Capital in excess of par value		16	102
Retained earnings		15,345	14,860
Accumulated other comprehensive income		8	1

Total shareholders' equity		16,098	15,725

Total liabilities and shareholders' equity		$30,920	$27,767

Lowe's Companies, Inc.
Consolidated Statements of Cash Flows
In Millions

	Years Ended
	(Unaudited)
	February 1, 2008	February 2, 2007
Cash flows from operating activities:
Net earnings
Adjustments to reconcile net earnings to net cash provided by	$2,809	$3,105
operating activities:
Depreciation and amortization	1,464	1,237
Deferred income taxes	(11)	(6)
Loss on disposition/writedown of fixed and other assets	51	23
Share-based payment expense	99	62
Changes in operating assets and liabilities:
Merchandise inventory - net	(464)	(509)
Other operating assets	(45)	(135)
Accounts payable	185	692
Other operating liabilities	259	33
Net cash provided by operating activities	4,347	4,502

Cash flows from investing activities:
Purchases of short-term investments	(920)	(284)
Proceeds from sale/maturity of short-term investments	1,183	572
Purchases of long-term investments	(1,588)	(558)
Proceeds from sale/maturity of long-term investments	1,162	415
Increase in other long-term assets	(7)	(16)
Fixed assets acquired	(4,010)	(3,916)
Proceeds from the sale of fixed and other long-term assets	57	72
Net cash used in investing activities	(4,123)	(3,715)

Cash flows from financing activities:
Net increase in short-term borrowings	1,041	23
Proceeds from issuance of long-term debt	1,296	989
Repayment of long-term debt	(96)	(33)
Proceeds from issuance of common stock under employee stock purchase plan	80	76
Proceeds from issuance of common stock from stock options exercised	69	100
Cash dividend payments	(428)	(276)
Repurchase of common stock	(2,275)	(1,737)
Excess tax benefits of share-based payments	6	12
Net cash used in financing activities	(307)	(846)

Net decrease in cash and cash equivalents	(83)	(59)
Cash and cash equivalents, beginning of period	364	423
Cash and cash equivalents, end of period	$281	$364